UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

November 25, 2008

CONN’S, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-50421	06-1672840
(Commission File Number)	(IRS Employer Identification No.)

3295 College Street
Beaumont, Texas  77701
(Address of Principal Executive
Offices and zip code)

(409) 832-1696
(Registrant's telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Appointment of Principal Officer.

On November 25, 2008, our Board of Directors took the following actions, to be effective December 1, 2008:

Expanded the number of members of our board of directors to ten, and appointed Timothy L. Frank, to fill the position on our Board of Directors until the next meeting of the Company’s shareholders in June, 2009, unless earlier terminated or resigned.

Mr. Frank is currently the Company’s Chief Executive Officer Designate, President and Chief Operating Officer and will, subject to final approval by the Company’s Board of Directors, become Chief Executive Officer upon the retirement of Thomas J. Frank as Chief Executive Officer. He has served as the Company’s Chief Executive Officer Designate since June 1, 2008, President and Chief Operating Officer since June 1, 2007, and as President since April 1, 2006. Additionally he served as Senior Vice President – Retail from May, 2005. Mr. Frank joined the Company in September 1995 and has served in various roles, including Director of Advertising, Director of Credit, Director of Legal Collections, Director of Direct Marketing, and as Vice President of Special Projects. Prior to joining the Company, Mr. Frank served in various marketing positions with a nationally known marketing consulting company. Mr. Frank holds a B.S. in Liberal Arts from Texas A & M University and an MBA in Marketing from the University of North Texas. Mr. Frank has also completed a post-graduate program at Harvard University. Mr. Frank is the son of Thomas J. Frank, Sr., our Chief Executive Officer and Chairman of our Board of Directors.

Item 9.01(c)  Exhibits.

Exhibit 99.1     Press Release, dated November 26, 2008

All of the information contained in Item Item 9.01(c) in this Form 8-K and the accompanying exhibit shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.

Date:	November 26, 2008	By:	/s/ Michael J. Poppe
Michael J. Poppe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 26, 2008